Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Moscow CableCom Corp. for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, Mikhail A. Smirnov, Chief Executive Officer, and Andrew M. O’Shea, Chief Financial Officer and Secretary, each hereby certifies, that, to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Moscow CableCom Corp.

June 16, 2006	/s/ MIKHAIL A. SMIRNOV
Mikhail A. Smirnov
President and Chief Executive Officer
June 16, 2006	/s/ ANDREW M. O’SHEA
Andrew M. O’Shea
Chief Financial Officer and Secretary

This certification shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.